195 Church Street New Haven, CT 06510 www.newalliancebank.com
PRESS RELEASE
Contact: Merrill B. Blanksteen Executive Vice President NewAlliance Bank 203 789 2639

NewAlliance Reports Third Quarter 2008 Earnings
of $10.9 Million or $0.11 Per Share

Results Highlight Continued Strong Capital, Liquidity and Asset Quality

New Haven, Connecticut, October 28, 2008 – NewAlliance Bancshares, Inc. (“NewAlliance” or the “Company”) (NYSE: NAL), the holding company for NewAlliance Bank today announced its financial results for the third quarter of 2008.  For the quarter ended September 30, 2008, NewAlliance recorded net income of $10.9 million, or $0.11 per diluted share. This compares to net income of $11.8 million, or $0.12 per diluted share for the linked quarter.

Peyton R. Patterson, President and Chief Executive Officer, stated, “We are pleased by our ability to present healthy results during such a difficult phase for the financial industry.  We continue to grow loans and deposits, maintain excellent capital ratios and have ready access to liquidity in today’s unprecedented times.”

The Company also announced that its Board of Directors voted today to pay a quarterly dividend of $.07 per share for the quarter ended September 30, 2008, level with the dividend paid following the second quarter.  The dividend will be paid on November 18, 2008 to shareholders of record on November 7, 2008.

Third Quarter Selected Highlights:

•
NewAlliance Bank (the “Bank”) remains well capitalized by all regulatory measures.  NewAlliance Bank’s Tier 1 leverage ratio increased to 9.42% compared to 9.19% at September 30, 2007.  The Bank’s total risk-based capital ratio was 17.15% at September 30, 2008 compared to 16.28% a year ago;

•
The Company also remains well capitalized by all regulatory measures.  The Company’s Tier 1 leverage ratio and total risk-based ratio is 11.03% and 19.87% at September 30, 2008, respectively compared to 11.64% and 20.23% at September 30, 2007, respectively.

•
NewAlliance has $992.6 million of unused borrowing capacity at the Federal Home Loan Bank as well as availability of $113.0 million at the Federal Reserve Bank’s discount window and repurchase agreement lines of credit in the amount of $100.0 million;

•	Stable net interest margin of 2.63%, an increase of 14 basis points from 2.49% in the third quarter of 2007 and a slight decrease of 4 basis points from the second quarter of 2008;

•
Average loan balances increased by $307.8 million, or 6.6%, from September 30, 2007.  On a linked quarter basis average loan balances increased by $88.4 million.  Both increases were driven by growth in the residential loan category;

•
Deposit costs were reduced by $8.2 million from the prior year quarter while average balances of core deposits increased by $287.1 million.  Similarly, on a linked quarter basis deposits costs  decreased by $195,000 and the average balance of core deposits increased $17.1 million;

•	Non-interest expenses were essentially flat on a linked quarter basis and as a percentage of average assets expenses decreased 2 basis points to 2.00% from 2.02%;

•
The provision for loan losses increased $3.2 million from September 30, 2007 primarily as a result of an increase in nonperforming loans and charge-offs focused on residential construction loans, as well as increases in reserve levels to reflect the rising risk from the current economic environment and its impact on the loan portfolio;

•	Improved per common share data:
o	Book value per share increased to $13.08 at September 30, 2008 from $12.71 at September 30, 2007.
o	Tangible book value per share at September 30, 2008 was $7.72 an increase from $7.45 at September 30, 2007.
o	Diluted weighted average shares decreased 4.5 million shares from September 30, 2007 to 99.1 million diluted shares at September 30, 2008.

Capital Management

Total shareholders’ equity was $1.40 billion at September 30, 2008.  Period end assets were $8.27 billion.  The Company’s Tier 1 leverage ratio is 11.03% as compared to 11.64% at September 30, 2007.  The ratio was 11.16% in the prior quarter.  This is more than double the 5% benchmark that is considered “well capitalized” by regulators.  The Company paid a cash dividend of $0.07 and repurchased 873,440 shares during the quarter.

Revenue and Expenses

An improved net interest margin due to growth in core deposits and loans, and a reduction in expense related to certificates of deposit enabled net interest income to increase $4.4 million from the same quarter a year ago.  Continued growth in loans and core deposits essentially kept net interest income flat on a linked quarter basis.

NewAlliance’s net interest margin for the quarter ended September 30, 2008 was 2.63% an increase of 14 basis points from the same time period in the prior year and a 4 basis point decline on a linked quarter basis.  The increase over the prior year period reflects the decline in our funding costs since last year and the growth in core deposits and earning assets.  The decrease on a linked quarter basis is primarily due to a 20 basis point decline in the average yield earned in the investment portfolio as Management increased its position in shorter term investments to enhance the Company’s liquidity as a result of the turmoil being experienced in the financial markets.

Non-interest income increased $2.9 million from the third quarter of 2007.  Exclusive of a net loss of $5.7 million on the sale of securities related to the securities portfolio restructuring in the prior year quarter, non-interest income decreased $2.7 million.  This decrease was primarily due to prior year gains experienced by our limited partnerships and current year declines in interest rates earned on bank owned life insurance assets.  Linked quarter non-interest income decreased $1.1 million primarily due to reduced limited partnership income and fewer loan sales.

Non-interest expense for the quarter ended September 30, 2008 remained flat with the quarter ended June 30, 2008.  Compared to the prior year period, non-interest expense increased by approximately $2.8 million due mainly to lower accruals for employee incentives in the prior year and to increased charges for outside services in the current quarter.

Balance Sheet

The average balance of core deposits increased $287.1 million year over year while on a linked-quarter basis the average balance increased $17.1 million.

“Our strategy to decrease our reliance on borrowed funds from the FHLB and grow deposits to fund loan growth continued to be successful in the third quarter.  Despite intense deposit competition we were able to increase the average balance of core deposits and total deposits on both a linked quarter basis and the prior year quarter through our product offerings and targeted marketing efforts while keeping the margin stable.  We also benefited from a “flight to safety” as depositors in our market sought a safe haven,” commented Ms. Patterson.

Average loan balances increased $307.8 million from September 30, 2007.  On a linked quarter basis average loan balances increased $88.4 million.  Both increases were driven by gains in the residential real estate portfolio as the Company capitalized on the opportunities in the marketplace and increased its market share in mortgage lending at favorable spreads by having the ability and liquidity to retain mortgage loans on its balance sheet.  “NewAlliance is poised to continue to capture market share and take advantage of business opportunities presented in this environment,” stated Ms. Patterson.

Credit Quality

Asset quality remained a strength of NewAlliance as of September 30, 2008 as the Company’s asset quality ratios continue to be solid during this changing economic period.
•	Nonperforming loans to total loans were 0.71% as compared to 0.53% in the prior quarter.
•	Nonperforming assets to total assets were 0.44% as compared to 0.33% at June 30, 2008.

“We continue to see stress in the markets we serve, particularly in our residential construction portfolio.  Although credit quality is still strong there were increases in problem loans during the quarter.  The economy has moved to a recessionary environment and consumers are suffering from depreciating home prices, rising unemployment and tighter credit conditions.  We still remain quite confident in the overall quality of our loan portfolio, reflecting our stringent underwriting and risk management.” stated Ms. Patterson.

The Company recorded a $4.2 million provision during the quarter bringing the allowance to $49.2 million.  The provision is $500,000 higher than the prior quarter and $3.2 million higher than the quarter ended September 30, 2007.  The increase in the provision was due to quarterly net charge-offs of $2.8 million, an increase in nonperforming loans to $34.9 million and growth in the loan portfolio.

“Future periods may continue to see charge-offs and higher levels of nonperforming assets given the lackluster outlook for the economy and continued market turbulence.  However, through proactive measures including accelerated account monitoring and introducing new credit scoring in our commercial loan portfolio we continue to be confident that these costs will be manageable,” said Don Chaffee, Executive Vice President and Chief Credit Officer.

“Even with the passage of the Emergency Economic Stabilization Act of 2008 in early October the economic environment remains extremely challenging as the banking system has been battered and confidence in the system has been waning.  This upheaval combined with the recent spate of mergers and acquisitions affords the Company more opportunity to capture a larger market share.  With strong capital and liquidity positions we believe we are well positioned to take advantage of opportunities in the market place.  We remain confident in our ability to manage through this difficult period and I am optimistic about the future prospects of NewAlliance Bank,” stated Ms. Patterson.

At September 30, 2008, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $8.27 billion in assets and operated 89 banking offices in Connecticut and Massachusetts.

NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services.  The Bank’s website is at www.newalliancebank.com.  Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

NewAlliance will hold a conference call on third quarter earnings at 10:00 a.m. Eastern Time on Wednesday, October 29, 2008.  The call is being webcast and will be available at the Investor Relations section of the Company’s website at www.newalliancebank.com.  Individuals can dial in to the call at 1-800-860-2442.  The international dial-in number is 1-412-858-4600.

A replay of the webcast and call will be available after 4:00 p.m. on October 30 through November 12, 2008.  To access the replay, dial 1-877-344-7529.  For international access, dial 1-412-317-0088.  The passcode for either replay number is 423304.

NewAlliance will also have a podcast available from its website a few hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.

Forward-Looking Statements

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as other unusual events, are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions.  The Company’s results reported above reflect the impact of acquisitions completed within the periods reported.  Past and future acquisitions are expected to continue to impact the Company’s results in future periods.

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2008	2007	2008	2007

Interest and dividend income	$99,042	$101,853	$300,436	$296,770
Interest expense	50,983	58,161	158,123	167,064

Net interest income before provision for loan losses	48,059	43,692	142,313	129,706
Provision for loan losses	4,200	1,000	9,600	2,600
Net interest income after provision for loan losses	43,859	42,692	132,713	127,106

Non-interest income
Depositor service charges	7,052	7,419	20,393	20,911
Loan and servicing income	325	522	971	1,580
Trust fees	1,635	1,724	4,984	5,067
Investment management, brokerage & insurance fees	1,872	1,976	6,248	5,511
Bank owned life insurance	1,164	1,639	3,984	4,809
Net (loss) gain on securities	(215)	(5,641)	1,010	(27,828)
Net gain on sale of loans	428	328	1,341	992
Other	1,144	2,490	4,660	5,877
Total non-interest income	13,405	10,457	43,591	16,919

Non-interest expense
Salaries and employee benefits	22,354	19,714	68,978	63,207
Occupancy	4,415	4,456	13,629	13,185
Furniture and fixtures	1,624	1,647	4,964	5,090
Outside services	5,047	4,195	13,791	12,955
Advertising, public relations, and sponsorships	1,667	1,862	5,412	5,800
Amortization of identifiable intangible assets	2,364	2,957	7,092	8,995
Merger related charges	99	70	177	2,409
Other	3,801	3,680	10,883	10,644
Total non-interest expense	41,371	38,581	124,926	122,285

Income before income taxes	15,893	14,568	51,378	21,740

Income tax provision	4,957	7,147	15,726	8,882

Net income	$10,936	$7,421	$35,652	$12,858

Earnings per share
Basic	$0.11	$0.07	$0.36	$0.12
Diluted	0.11	0.07	0.36	0.12

Weighted average shares outstanding
Basic	98,988,777	103,173,249	99,802,810	103,792,415
Diluted	99,145,940	103,610,578	99,855,692	104,363,092

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(In thousands, except per share data)	2008	2008	2008	2007	2007

Interest and dividend income	$99,042	$99,180	$102,214	$106,510	$101,853
Interest expense	50,983	50,932	56,208	61,180	58,161

Net interest income before provision for loan losses	48,059	48,248	46,006	45,330	43,692
Provision for loan losses	4,200	3,700	1,700	2,300	1,000
Net interest income after provision for loan losses	43,859	44,548	44,306	43,030	42,692

Non-interest income
Depositor service charges	7,052	6,708	6,632	7,030	7,419
Loan and servicing income	325	264	381	422	522
Trust fees	1,635	1,678	1,670	1,715	1,724
Investment management, brokerage & insurance fees	1,872	1,844	2,532	1,300	1,976
Bank owned life insurance	1,164	1,291	1,529	1,567	1,639
Net (loss) gain on securities	(215)	87	1,138	286	(5,641)
Net gain on sale of loans	428	656	257	497	328
Other	1,144	1,991	1,527	1,429	2,490
Total non-interest income	13,405	14,519	15,666	14,246	10,457

Non-interest expense
Salaries and employee benefits	22,354	22,935	23,689	21,306	19,714
Occupancy	4,415	4,320	4,895	4,153	4,456
Furniture and fixtures	1,624	1,654	1,686	1,784	1,647
Outside services	5,047	4,471	4,273	4,187	4,195
Advertising, public relations, and sponsorships	1,667	2,036	1,709	2,157	1,862
Amortization of identifiable intangible assets	2,364	2,364	2,364	2,687	2,957
Merger related charges	99	23	56	114	70
Other	3,801	3,514	3,565	3,773	3,680
Total non-interest expense	41,371	41,317	42,237	40,161	38,581

Income before income taxes	15,893	17,750	17,735	17,115	14,568

Income tax provision	4,957	5,968	4,801	6,180	7,147

Net income	$10,936	$11,782	$12,934	$10,935	$7,421

Earnings per share
Basic	$0.11	$0.12	$0.13	$0.11	$0.07
Diluted	0.11	0.12	0.13	0.11	0.07

Weighted average shares outstanding
Basic	98,988,777	100,112,529	100,277,267	101,228,135	103,173,249
Diluted	99,145,940	100,282,161	100,330,148	101,620,081	103,610,578

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

September 30,		June 30,	March 31,	December 31,	September 30,
(In thousands)	2008	2008	2008	2007	2007
Assets
Cash and due from banks, noninterest bearing	$112,121	$112,287	$121,246	$108,917	$141,022
Federal funds sold	50,000	-	-	-	-
Short-term investments	25,000	52,000	25,000	51,962	81,967
Investment securities available for sale	2,006,822	2,006,502	2,109,367	2,201,021	2,180,599
Investment securities held to maturity	299,622	314,113	334,583	290,472	284,613
Loans held for sale	4,687	3,350	7,268	2,669	4,662
Loans
Residential real estate	2,556,962	2,553,064	2,414,302	2,389,944	2,395,191
Commercial real estate	1,206,666	1,213,878	1,198,103	1,194,613	1,134,131
Commercial business	459,998	473,147	454,463	457,745	467,167
Consumer	729,850	709,378	692,086	685,667	676,973
Total loans	4,953,476	4,949,467	4,758,954	4,727,969	4,673,462
Less allowance for loan losses	(49,175)	(47,798)	(45,414)	(43,813)	(43,000)
Total loans, net	4,904,301	4,901,669	4,713,540	4,684,156	4,630,462
Premises and equipment, net	59,832	60,898	61,530	61,939	61,980
Cash surrender value of bank owned life insurance	135,975	134,878	133,588	132,059	130,492
Goodwill	527,167	527,643	528,117	531,191	530,875
Identifiable intangible assets	46,224	48,588	50,952	53,316	56,002
Other assets	93,510	100,328	96,818	93,282	89,581
Total assets	$8,265,261	$8,262,256	$8,182,009	$8,210,984	$8,192,255

Liabilities
Deposits
Regular savings	$1,402,874	$1,349,136	$1,126,787	$941,051	$901,856
Money market	344,681	427,174	494,845	492,042	504,175
NOW	356,162	391,946	405,669	401,097	402,227
Demand	497,749	500,673	484,380	477,408	506,622
Time	1,805,488	1,662,071	1,745,933	2,062,067	1,977,949
Total deposits	4,406,954	4,331,000	4,257,614	4,373,665	4,292,829
Borrowings
Federal Home Loan Bank advances	2,175,184	2,244,598	2,211,038	2,136,965	2,171,645
Repurchase agreements	185,465	183,783	187,512	192,145	205,358
Junior subordinated debentures	24,785	24,835	24,885	24,935	24,985
Other borrowings	1,354	1,390	1,425	1,459	1,494
Other liabilities	71,113	69,540	84,686	74,708	77,112
Total liabilities	6,864,855	6,855,146	6,767,160	6,803,877	6,773,423

Stockholders' equity	1,400,406	1,407,110	1,414,849	1,407,107	1,418,832

Total liabilities and stockholders' equity	$8,265,261	$8,262,256	$8,182,009	$8,210,984	$8,192,255

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(Dollars in thousands, except per share data)	2008	2008	2008	2007	2007
Net interest income before provision for loan loss	$ 48,059	$ 48,248	$ 46,006	$ 45,330	$ 43,692
Net income	10,936	11,782	12,934	10,935	7,421
Shares outstanding (end of period)	107,058,509	107,955,035	108,590,368	108,851,592	111,618,678
Weighted average shares outstanding:
Basic	98,988,777	100,112,529	100,277,267	101,228,135	103,173,249
Diluted	99,145,940	100,282,161	100,330,148	101,620,081	103,610,578
Earnings per share:
Basic	$ 0.11	$ 0.12	$ 0.13	$ 0.11	$ 0.07
Diluted	0.11	0.12	0.13	0.11	0.07
Shareholders' equity (end of period)	1,400,406	1,407,110	1,414,849	1,407,107	1,418,832
Book value per share (end of period)	13.08	13.03	13.03	12.93	12.71
Tangible book value per share (end of period)	7.72	7.70	7.70	7.56	7.45

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.63%	2.67%	2.56%	2.49%	2.49%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.16	2.20	2.06	1.94	1.92
Average yield on interest-earning assets	5.41	5.48	5.70	5.85	5.80
Average rate paid on interest-bearing liabilities	3.25	3.28	3.64	3.91	3.88

Return on average assets	0.53	0.58	0.64	0.53	0.37
Return on average equity	3.13	3.33	3.66	3.10	2.09

At period end:
Tier 1 leverage capital ratio	11.03%	11.16%	11.20%	10.92%	11.64%
Tangible equity/tangible assets	10.75	10.81	10.99	10.79	10.94

Asset Quality Information
Nonperforming loans	$ 34,996	$ 26,181	$ 18,989	$ 16,386	$ 19,435
Total nonperforming assets	36,335	27,599	19,546	17,283	19,547
Nonperforming loans as a % of total loans	0.71%	0.53%	0.40%	0.35%	0.42%
Nonperforming assets as a % of total assets	0.44	0.33	0.24	0.21	0.24
Allowance for loan losses as a % of total loans	0.99	0.97	0.95	0.93	0.92
Allowance for loan losses as a % of nonperforming loans	140.52	182.57	239.16	267.38	221.25

Provision for loan losses	$ 4,200	$ 3,700	$ 1,700	$ 2,300	$ 1,000

Banking offices	89	89	89	88	88

Non-GAAP Financial Information and Ratios

Net income, GAAP	$ 10,936	$ 11,782	$ 12,934	$ 10,935	$ 7,421
Net loss on sale of restructured AFS securities, net of tax	-	-	-	-	3,691
Merger costs, net of tax	64	15	36	74	46
Charitable contribution valuation allowance adjustment	-	-	-	1,000	2,600
Proforma net income	$ 11,000	$ 11,797	$ 12,970	$ 12,009	$ 13,758

Proforma net income per share - basic	0.11	0.12	0.13	0.12	0.13
Proforma net income per share - diluted	0.11	0.12	0.13	0.12	0.13

Noninterest income as a percent of
operating revenue (1)	22.11%	21.96%	24.26%	20.99%	25.69%
Noninterest income (1)	$ 13,642	$ 13,577	$ 14,738	$ 12,046	$ 15,108
Proforma return on average assets (2)	0.53%	0.58%	0.64%	0.58%	0.69%
Proforma return on average tangible assets (2)	0.57	0.62	0.69	0.63	0.75
Proforma return on average equity (2)	3.15	3.34	3.67	3.41	3.87
Proforma return on average tangible equity (2)	5.34	5.64	6.24	5.83	6.60
Efficiency ratio (3)	66.90	66.62	69.24	69.86	65.48
Proforma efficiency ratio (3) (4)	66.74	66.59	69.15	69.66	65.37
Expenses to Average Assets (5)	2.00	2.02	2.02	1.95	1.93

(1) Excludes total net gains or losses on securities & limited partnerships
(2) Excludes net loss on the sale of restructured AFS securities and merger costs, net of tax and the charitable contribution valuation allowance adjustment included in tax expense (Where applicable)
(3) Excludes total net gains or losses on securities and limited partnerships and other real estate owned expenses
(4) Excludes merger costs
(5) Excludes severance and merger costs (Where applicable)

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	September 30, 2008			September 30, 2007
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,562,448	$35,202	5.50%	$2,371,895	$32,861	5.54%
Commercial real estate	1,194,106	18,273	6.12	1,130,901	18,630	6.59
Commercial business	471,555	7,021	5.96	467,735	8,473	7.25
Consumer	719,016	9,718	5.41	668,758	11,128	6.66
Total Loans	4,947,125	70,214	5.68	4,639,289	71,092	6.13
Fed funds sold and other short-term investments	79,171	494	2.50	50,822	704	5.54
Investment securities	2,296,893	28,334	4.93	2,338,028	30,057	5.14
Total interest-earning assets	7,323,189	$99,042	5.41%	7,028,139	$101,853	5.80%
Non-interest-earning assets	921,916			939,316
Total assets	$8,245,105			$7,967,455

Interest-bearing liabilities
Deposits
Money market	$383,234	$1,913	2.00%	$504,822	$4,440	3.52%
NOW	359,033	288	0.32	401,973	1,223	1.22
Savings	1,348,578	7,742	2.30	903,858	4,790	2.12
Time	1,769,126	14,667	3.32	1,992,029	22,322	4.48
Total interest-bearing deposits	3,859,971	24,610	2.55	3,802,682	32,775	3.45
Repurchase agreements	179,350	1,045	2.33	199,297	1,907	3.83
FHLB advances and other borrowings	2,243,820	25,328	4.52	1,989,610	23,479	4.72
Total interest-bearing liabilities	6,283,141	50,983	3.25%	5,991,589	58,161	3.88%
Non-interest-bearing demand deposits	494,104			487,222
Other non-interest-bearing liabilities	69,233			68,293
Total liabilities	6,846,478			6,547,104
Equity	1,398,627			1,420,351
Total liabilities and equity	$8,245,105			$7,967,455
Net interest-earning assets	$1,040,048			$1,036,550
Net interest income		$48,059			$43,692
Interest rate spread			2.16%			1.92%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.63%			2.49%
Ratio of total interest-earning assets
to total interest-bearing liabilities			116.55%			117.30%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	September 30, 2008			June 30, 2008
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,562,448	$35,202	5.50%	$2,496,686	$34,512	5.53%
Commercial real estate	1,194,106	18,273	6.12	1,201,492	18,291	6.09
Commercial business	471,555	7,021	5.96	460,348	6,819	5.93
Consumer	719,016	9,718	5.41	700,195	9,547	5.45
Total Loans	4,947,125	70,214	5.68	4,858,721	69,169	5.69
Fed funds sold and other short-term investments	79,171	494	2.50	29,012	190	2.62
Investment securities	2,296,893	28,334	4.93	2,346,725	29,821	5.08
Total interest-earning assets	7,323,189	$99,042	5.41%	7,234,458	$99,180	5.48%
Non-interest-earning assets	921,916			942,280
Total assets	$8,245,105			$8,176,738

Interest-bearing liabilities
Deposits
Money market	$383,234	$1,913	2.00%	$459,839	$2,309	2.01%
NOW	359,033	288	0.32	386,766	277	0.29
Savings	1,348,578	7,742	2.30	1,238,774	7,453	2.41
Time	1,769,126	14,667	3.32	1,667,174	14,766	3.54
Total interest-bearing deposits	3,859,971	24,610	2.55	3,752,553	24,805	2.64
Repurchase agreements	179,350	1,045	2.33	178,715	919	2.06
FHLB advances and other borrowings	2,243,820	25,328	4.52	2,273,945	25,208	4.43
Total interest-bearing liabilities	6,283,141	50,983	3.25%	6,205,213	50,932	3.28%
Non-interest-bearing demand deposits	494,104			482,501
Other non-interest-bearing liabilities	69,233			74,564
Total liabilities	6,846,478			6,762,278
Equity	1,398,627			1,414,460
Total liabilities and equity	$8,245,105			$8,176,738
Net interest-earning assets	$1,040,048			$1,029,245
Net interest income		$48,059			$48,248
Interest rate spread			2.16%			2.20%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.63%			2.67%
Ratio of total interest-earning assets
to total interest-bearing liabilities			116.55%			116.59%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Nine Months Ended
	September 30, 2008			September 30, 2007
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,485,609	$102,992	5.52%	$2,272,670	$94,410	5.54%
Commercial real estate	1,198,238	55,450	6.17	1,127,316	55,638	6.58
Commercial business	462,889	21,205	6.11	463,496	25,453	7.32
Consumer	702,436	29,551	5.61	660,278	32,769	6.62
Total Loans	4,849,172	209,198	5.75	4,523,760	208,270	6.14
Fed funds sold and other short-term investments	45,740	969	2.82	56,942	2,314	5.42
Investment securities	2,350,894	90,269	5.12	2,402,702	86,186	4.78
Total interest-earning assets	7,245,806	$300,436	5.53%	6,983,404	$296,770	5.67%
Non-interest-earning assets	936,922			899,913
Total assets	$8,182,728			$7,883,317

Interest-bearing liabilities
Deposits
Money market	$444,882	$7,442	2.23%	$503,934	$12,632	3.34%
NOW	375,545	1,083	0.38	415,204	3,474	1.12
Savings	1,195,774	20,946	2.34	884,007	12,320	1.86
Time	1,792,976	49,942	3.71	2,060,992	69,025	4.47
Total interest-bearing deposits	3,809,177	79,413	2.78	3,864,137	97,451	3.36
Repurchase agreements	182,670	3,113	2.27	197,703	5,744	3.87
FHLB advances and other borrowings	2,229,373	75,597	4.52	1,851,698	63,869	4.60
Total interest-bearing-liabilities	6,221,220	158,123	3.39%	5,913,538	167,064	3.77%
Non-interest-bearing demand deposits	478,817			495,160
Other non-interest-bearing liabilities	73,398			72,403
Total liabilities	6,773,435			6,481,101
Equity	1,409,293			1,402,216
Total liabilities and equity	$8,182,728			$7,883,317
Net interest-earning assets	$1,024,586			$1,069,866
Net interest income		$142,313			$129,706
Interest rate spread			2.14%			1.90%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.62%			2.48%
Ratio of total interest-earning assets
to total interest-bearing liabilities			116.47%			118.09%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(Dollars in thousands)	2008	2008	2008	2007	2007
Nonperforming assets
Residential real estate	$8,191	$8,464	$7,068	$4,837	$4,514
Commercial real estate	19,233	11,948	5,304	5,796	7,103
Commercial business	6,383	4,904	5,497	4,912	6,977
Consumer	1,189	865	1,120	841	841
Total nonperforming loans	34,996	26,181	18,989	16,386	19,435

Other nonperforming assets, net	1,339	1,418	557	897	112

Total nonperforming assets	$36,335	$27,599	$19,546	$17,283	$19,547

Allowance for loan losses	$49,175	$47,798	$45,414	$43,813	$43,000

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2008	2008	2008	2007	2007
Net loan charge-offs (recoveries)
Residential real estate	$81	$(3)	$47	$(189)	$(2)
Commercial real estate	2,005	989	(11)	723	(12)
Total real estate	2,086	986	36	534	(14)
Commercial business	282	161	(50)	666	311
Consumer	455	169	113	287	126
Total net charge-offs	$2,823	$1,316	$99	$1,487	$423

Provision for loan losses	$4,200	$3,700	$1,700	$2,300	$1,000

	At or For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2008	2008	2008	2007	2007
Ratios
Allowance for loan losses to total loans	0.99%	0.97%	0.95%	0.93%	0.92%
Allowance for loan losses to nonperforming loans	140.52	182.57	239.16	267.38	221.25
Nonperforming loans to total loans	0.71	0.53	0.40	0.35	0.42
Nonperforming assets to total assets	0.44	0.33	0.24	0.21	0.24
Net charge-offs to average loans (annualized)	0.23	0.11	0.01	0.13	0.04